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EXHIBIT 99.3


                              NOTICE OF REDEMPTION
                                       OF
                    REDEEMABLE COMMON STOCK PURCHASE WARRANTS
                                    ("JMARW")


                                                               February 15, 2000


To the Holders of Outstanding
Redeemable Common Stock Purchase Warrants of
JMAR Technologies, Inc.

        JMAR Technologies, Inc. ("JMAR") hereby gives notice that it is redeeming all of JMAR's outstanding Redeemable Common Stock Purchase Warrants on March 20, 2000. JMAR is exercising this right pursuant to the terms of the Warrant Agreement, dated as of February 16, 1993, governing the JMARW Warrants, as amended by the Consent Solicitation Statement, dated April 14, 1998.

                    TERMS OF REDEMPTION; CESSATION OF RIGHTS

        Exercise Deadline:  March 20, 2000 at 5:00 p.m. (Eastern Standard Time)

        Redemption Date:    March 20, 2000

        Redemption Price:   $.05 per JMARW Warrant

        THE RIGHTS OF THE JMARW WARRANT HOLDERS TO EXERCISE THEIR JMARW WARRANTS WILL TERMINATE AT 5:00 P.M. EASTERN STANDARD TIME ON MARCH 20, 2000. After 5:00 p.m. Eastern Standard Time on March 20, 2000, holders of JMARW Warrants will have no rights except to receive, upon surrender of their JMARW Warrants, the Redemption Price. As of the close of business on February 14, 2000 (the business day immediately preceding this Notice of Redemption), the Redemption Price ($.05 per JMARW Warrant) was substantially less than either (i) the difference between the market price of the Company's Common Stock and the $5.50 exercise price of the JMARW Warrants or (ii) the price that could be obtained upon the sale of the JMARW Warrants in the open market. We urge you to seek a current quotation for the Common Stock and JMARW Warrants.

                               EXERCISE PROCEDURE

        Until 5:00 p.m. (EST) on March 20, 2000 (the Exercise Deadline), holders of the JMARW Warrants may exercise their JMARW Warrants to purchase JMAR Common Stock.


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Each JMARW Warrant entitles the holder to purchase one share of JMAR Common
Stock at a price of $5.50 per JMARW Warrant exercised.

        THOSE WHO HOLD THEIR JMARW WARRANTS IN "STREET NAME" SHOULD IMMEDIATELY CONTACT THEIR BROKERS TO DETERMINE THEIR BROKER'S PROCEDURE FOR EXERCISING THEIR JMARW WARRANTS. Persons who are owners of record of their JMARW Warrants may exercise them by delivery of the JMARW Warrant certificates to American Stock Transfer & Trust Company, JMAR's Transfer Agent, at the address set forth below, accompanied by a bank or certified check made payable to JMAR Technologies, Inc. for the full amount of the Exercise Price ($5.50 for each JMARW Warrant exercised). Your signature on the subscription form on the reverse side of each JMARW Warrant must be guaranteed by an eligible institution. The method of delivery of the JMARW Warrant certificates is at the option and risk of the holder, but if mail is used, registered mail properly insured is suggested. The JMARW Warrant Certificate should be delivered to:

                     American Stock Transfer & Trust Company
                           12039 West Alameda Parkway
                            Lakewood, Colorado 80228
                                  303-984-4042
                             Attention: John Harmon

        THE JMARW WARRANT CERTIFICATE AND THE PAYMENT OF THE EXERCISE PRICE MUST BE RECEIVED BY JMAR'S TRANSFER AGENT PRIOR TO 5:00 P.M. EASTERN STANDARD TIME ON MARCH 20, 2000. JMARW Warrants which are received after such date will not be exercised, but will be redeemed. Provided that a notice of exercise and payment is received by JMAR's Transfer Agent prior to 5:00 p.m. Eastern Standard Time on March 20, 2000, broker-dealers shall have three business days to deliver JMARW Warrant certificates to the Transfer Agent.

        Any JMARW Warrant received which is not accompanied by payment of the Exercise Price or which is received without the subscription form having been completed and signed will be deemed to have been delivered for redemption (at $0.05 per JMARW Warrant), and not for exercise.

                              REDEMPTION PROCEDURE

        Payment of the amount to be received on redemption ($0.05 per JMARW Warrant) will be made by JMAR upon the presentation and surrender of the JMARW Warrants for payment at any time on or after the Redemption Date. To surrender JMARW Warrants for redemption, holders should deliver certificates representing their JMARW Warrants to American Stock Transfer & Trust Company, JMAR's Transfer Agent, at the following address:


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                     American Stock Transfer & Trust Company
                           12039 West Alameda Parkway
                            Lakewood, Colorado 80228
                             Attention: John Harmon

                                   INFORMATION

        You can receive additional information regarding exercise or redemption of the JMARW Warrants by contacting JMAR at:

                             JMAR Technologies, Inc.
                         3956 Sorrento Valley Boulevard
                               San Diego, CA 92121
                                 (858) 535-1706
                         Attention: Dennis E. Valentine
                              or Joseph G. Martinez

                      PAYMENT OF FEES TO SOLICITATION AGENT

        The Company has appointed Auerbach, Pollak & Richardson, Inc. to act as Warrant Solicitation Agent and to manage the warrant exercise and redemption program. The Company has agreed to pay Auerbach a cash fee to act as warrant solicitation agent equal to 5.0% of the proceeds received upon exercise of the JMARW Warrants from and after the date hereof and has agreed to issue Auerbach a Warrant (the "Solicitor's Warrant") to purchase shares of the Company's Common Stock equal to 8% of the number of JMARW Warrants exercised after February 9, 2000. The Solicitor's Warrant will have an exercise price of $5.50 per share. The Solicitor's Warrant will not be exercisable for a minimum of six months and thereafter will become exercisable on the first trading day after one of the following has occurred following said six month period: (x) the closing price (regular session) of JMAR Common Stock as reported by NASDAQ has exceeded $9.50 for any ten trading days in any twenty trading day period, or (y) the average of the closing price (regular session) of JMAR Common Stock as reported by NASDAQ for any ten consecutive trading day period exceeds $9.50. The Solicitor's Warrant will have a term of three years and a provision allowing for cashless exercise.

                             DELIVERY OF PROSPECTUS

        A Prospectus and related materials are being delivered herewith to JMARW Warrant Holders.


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